Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-8 (File No. 333-261050) and the Registration Statement on Form S-3 (File No. 333-271337) of Stran & Company, Inc. (the “Company”), of our report dated March 28, 2024, relating to the financial statements of the Company as of and for the years ended December 31, 2023 and 2022 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

March 28, 2024